Exhibit 5.1

Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 goodwinlaw.com +1 617 570 1000

October 26, 2023

Monte Rosa Therapeutics, Inc.

321 Harrison Avenue, Suite 900

Boston, MA 02118

Re: Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-266003) (the “Registration Statement”) filed on July 1, 2022 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer by Monte Rosa Therapeutics, Inc., a Delaware corporation (the “Company”) of up to $300,000,000 of any combination of securities of the types specified therein. The Registration Statement was declared effective by the Commission on July 13, 2022. Reference is made to our opinion letter dated July 1, 2022 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on October 26, 2023 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to 10,000,400 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants” and the shares issuable upon exercise of the Pre-Funded Warrants, the “Shares”) covered by the Registration Statement. The Pre-Funded Warrants are being sold to the several purchasers named in, and pursuant to, a securities purchase agreement among the Company and such purchasers (the “Securities Purchase Agreement”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

The opinions set forth below are limited to the Delaware General Corporation Law and New York law (without regard to the possible application under New York choice-of-law rules of the substantive law of any other jurisdiction).

Based on the foregoing, we are of the opinion that:

1.

The Pre-Funded Warrants have been duly authorized and, when delivered and paid for in accordance with the terms of the Securities Purchase Agreement, will be valid and binding obligations of the Company.

2.

Assuming sufficient authorized but unissued shares of Common Stock are available for issuance when the Pre-Funded Warrants are exercised, the Shares, when and if issued upon exercise of the Pre-Funded Warrants in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable.

Our opinions set forth above are subject to the following additional qualifications:

(a) Our opinion set forth above as to enforceability is subject to and limited by the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

(b) We express no opinion with respect to any provision of any of the Pre-Funded Warrants relating to: (i) non-reliance, exculpation, disclaimer, limitation of liability, indemnification, contribution, waiver, limitation or exclusion of remedies; (ii) liquidated damages, forfeitures, default interest, late charges, make-whole premiums, payment of attorneys’ fees, collection upon acceleration of amounts that might be determined to constitute unearned interest thereon, or other economic remedies, in each case to the extent it constitutes a penalty or is prohibited by law; (iii) concepts of materiality, reasonableness, good faith, fair dealing or unconscionability; (iv) governing law (except for the enforceability of any provision choosing New York law as the Pre-Funded Warrants’ governing law pursuant to the statutes referred to in paragraph (c) below); (v) the waiver of the right to trial by jury or of usury, stay, extension and similar laws; (vi) rights or remedies not being exclusive, not preventing the concurrent assertion of any other right or remedy, being cumulative and exercisable in addition to any other right and remedy, or any delay or omission to exercise any right or remedy not impairing any right or remedy or not constituting a waiver thereof; (viii) any obligation or agreement to use best efforts, reasonable best efforts or commercially reasonable efforts; (ix) any requirement that a party take further action or enter into further agreements or instruments or provide further assurances; (x) any requirement that amendments or waivers be in writing insofar as they suggest that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply; (xi) service of process by any method not provided for under applicable statute or court rule; and (xii) the severability of any provisions to the foregoing effect to the extent such provisions are unenforceable.

(c) To the extent that any opinion set forth herein relates to the enforceability of choice of New York law, choice of New York forum or exclusive jurisdiction provisions in the Pre-Funded Warrants, such opinion is rendered solely in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2010) and N.Y. CPLR 327(b) (McKinney 2010) and is subject to the qualification that such enforceability may be limited by public policy or other considerations of any jurisdiction, other than the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought and by constitutional limitations. With respect to waiving any objection to venue, our opinion is qualified in its entirety by N.Y. CPLR 510 (McKinney 2010). We call your attention that courts of the State of New York, or federal courts of the United States of America located in New York, could decline to hear a case on grounds of forum non conveniens or similar doctrines limiting the availability of such courts as a forum for the resolution of disputes, irrespective of any agreement between the parties concerning jurisdiction. We express no opinion as to (i) any waiver of objections based on inconvenient forum or (ii) venue or the subject matter jurisdiction of the federal courts of the United States.

(d) Our opinions set forth above do not cover, without limitation, the following: the Defense Production Act of 1950, as amended, and the Foreign Investment Risk Review Modernization Act of 2018, including all implementing regulations thereunder, banking, tax, antitrust, trade regulation, anti-fraud or unfair competition laws; insolvency or fraudulent transfer; compliance with fiduciary duty requirements; pension or employee benefits; environmental or energy laws; Financial Industry Regulatory rules; stock exchange rules; consumer protection laws; utilities laws; foreign trade, national security, anti-terrorism, anti-money laundering laws; laws regulating derivatives, investment and brokerage services; or other laws customarily understood to be excluded even though they are not expressly stated to be excluded, except to the extent expressly covered.

This opinion letter and the opinion it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated October 26, 2023 and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Monte Rosa Therapeutics, Inc.

October 26, 2023

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP